As filed with the U.S. Securities and Exchange Commission on January 11, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IZEA WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1530765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 N. Orlando Avenue, Suite 313, PMB 247 Winter Park, FL	32789
(Address of principal executive offices)	(Zip Code)

IZEA Worldwide, Inc. 2011 Equity Incentive Plan
(Full title of the plan)

Edward H. (Ted) Murphy
Chief Executive Officer
IZEA Worldwide, Inc.
501 N. Orlando Avenue
Suite 313, PMB 247
Winter Park, FL 32789
(407) 674-6911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share, to be issued under the IZEA Worldwide, Inc. 2011 Equity Incentive Plan	3,000,000 shares (3)	$1.79	$5,370,000	$585.87
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on January 6, 2021.
(3) Represents an increase to the authorized number of shares of common stock as to which equity compensation may be granted under the 2011 Equity Incentive Plan, as amended, approved by the registrant's stockholders.

EXPLANATORY NOTE

IZEA Worldwide, Inc. (the “Company”) has prepared this Registration Statement on Form S-8 in accordance with the requirements of General Instruction E (Registration of Additional Securities) to Form S-8 under the Securities Act, to register the offer and sale of an additional 3,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), that are reserved for issuance upon exercise of options granted, or in respect of other awards to be granted under the IZEA Worldwide, Inc. 2011 Equity Incentive Plan (the "Plan") pursuant to an amendment and restatement of such plan approved by the Company's stockholders on December 18, 2020 (the "Plan Amendment"). After taking into account the shares added by the Plan Amendment, the aggregate number of shares of Common Stock that may be issued under the Plan is 7,500,000, which includes (i) 1,000,000 shares of Common Stock (after giving effect to the 1-for-20 reverse stock split effective as of January 11, 2016) previously registered under the Registration Statement on Form S-8, File No. 333-196511, filed with the Securities and Exchange Commission (the "SEC") on June 4, 2014, (ii) 500,000 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-219407, filed with the SEC on July 21, 2017, (iii) 1,000,000 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-229304, filed with the SEC on January 18, 2019, and (iv) 2,000,000 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-235677, filed with the SEC on December 23, 2019 (collectively, the "Prior Registration Statements"). The contents of the Prior Registration Statements are hereby incorporated by reference and made a part hereof, except that certain provisions contained in Part II thereof are modified as set forth in this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. The following documents, which are on file with the SEC, are incorporated in this Registration Statement by reference:
(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020.
(b) The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020, and for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020.
(c) The Company’s Current Reports on Form 8-K filed with the SEC on April 23, 2020, April 24, 2020, June 4, 2020, June 12, 2020, November 12, 2020 and December 21, 2020.
(d) The description of Common Stock contained or incorporated by reference in the Company’s Registration Statements on Form 8-A (Registration No. 001-37703), filed with the SEC pursuant to Section 12(b) of the Exchange Act on February 25, 2016, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT INDEX

No.	Description
4.1	Amended and Restated Articles of Incorporation of IZEA, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011).
4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2011).
4.3	Certificate of Change of IZEA, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2012).
4.4	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2013).
4.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014).
4.6
Certificate of Withdrawal of Certificate of Designation filed with the Secretary of State of the State of Nevada effective January 23, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2015).

4.7	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2016).
4.8
Articles of Merger of IZEA Innovations, Inc. filed with the Secretary of State of the State of Nevada effective April 5, 2016 (Incorporated by reference to Exhibit 3.11 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 11, 2016).

4.9
Articles of Merger filed with Secretary of State of the State of Nevada effective August 20, 2018 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on August 23, 2018).

4.1
Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective December 17, 2019 (incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020).

4.11	Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective December 14, 2020.
4.12	Amended and Restated Bylaws of IZEA, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011).
4.13
IZEA Worldwide, Inc. 2011 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020).

5.1	Opinion of McDonald Carano LLP.
23.1	Consent of BDO USA, LLP.
23.2	Consent of McDonald Carano LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on this 8th day of January 2021.

IZEA Worldwide, Inc.

January 11, 2021	By:	/s/ Edward H. Murphy
Edward H. Murphy Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of IZEA Worldwide, Inc., hereby severally constitute and appoint Edward H. Murphy and Sandra Carbone, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Edward H. Murphy	January 11, 2021
Edward H. Murphy
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

/s/ LeAnn C. Hitchcock	January 11, 2021
LeAnn C. Hitchcock
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Ryan S. Schram	January 11, 2021
Ryan S. Schram
President, Chief Operating Officer and Director

/s/ Brian W. Brady	January 11, 2021
Brian W. Brady
Director

/s/ John H. Caron	January 11, 2021
John H. Caron
Director

/s/ Lindsay A. Gardner	January 11, 2021
Lindsay A. Gardner
Director

/s/ Daniel R. Rua	January 11, 2021
Daniel R. Rua
Director

/s/ Patrick J. Venetucci	January 11, 2021
Patrick J. Venetucci
Director